UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2013

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33297	06-1637809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 201 DELRAY BEACH, FLORIDA	33445
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 561-805-8008

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

The information provided under Item 5.02 herein is incorporated into this Item 1.01 by this reference.

Item 3.02.   Unregistered Sales of Equity Securities.

On January 8, 2013, the compensation committee (the “Compensation Committee”) of the Board of Directors (“the Board”) of PositiveID Corporation (the “Company”) granted an aggregate of 29,450,000 shares of restricted common stock (the “Restricted Stock”) to its chief executive officer, directors and certain other employees. The Restricted Stock was issued to compensate officers, management, the Board and all employees for (1) performance based incentive compensation for 2012 and (2) the annual Board grant of restricted shares as an element of their 2013 compensation. The Company did not receive any cash proceeds from the grants.

In connection with the awards of Restricted Stock, each of the recipients entered into a Restricted Stock Award Agreement (each, an “Agreement”) with the Company. With respect to each grant, the shares vest on January 1, 2016.

The information provided under Item 5.02 herein is incorporated into this Item 3.02 by this reference. The grants of Restricted Stock were made in reliance on the exemption from registration provided by the safe harbor provision of Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2013, the Compensation Committee of the Company agreed to satisfy certain contractual obligations totaling $300,000 under the First Amendment to Employment and Non-Compete Agreement, dated December 7, 2011, between the Company and William J. Caragol (the “First Amendment”) through the issuance of 18,472,907 shares of common stock from the Company’s authorized and unissued shares to William J. Caragol, the Company’s chief executive officer (the “Contractual Obligations Stock”).The Restricted Stock was issued at a 25% premium to the closing bid price of the Company’s common stock on January 8, 2012. The Contractual Obligations Stock, which settles a past due cash obligation of the Company, vests in full on January 1, 2016.

Mr. Caragol was granted 10,000,000 shares of Restricted Stock for performance in 2012 as the Company’s chief executive officer. Such shares are included in the aggregate grant of 29,450,000 shares discussed above under Item 3.02 and vest on January 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PositiveID Corporation

Date: January 10, 2013

/s/ William J. Caragol

William J. Caragol

Chief Executive Officer

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